Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or	(I.R.S. Employer
organization if not a U.S. national bank)	Identification No.)

101 North Phillips Avenue
Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company

Law Department, Trust Section

MAC N9305-175

Sixth Street and Marquette Avenue, 17th Floor

Minneapolis, Minnesota 55479

(612) 667-4608

(Name, address and telephone number of agent for service)

Meritage Homes Corporation

ADDITIONAL REGISTRANTS LISTED BELOW

(Exact name of obligor as specified in its charter)

Maryland	86-0611231
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

8800 East Raintree Drive, Suite 300
Scottsdale, Arizona	85260
(Address of principal executive offices)	(Zip code)

Name of Each Co-Registrant	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.	Address of Principle Executive Offices

California Urban Homes, LLC	California	20-2707345	8800 E. Raintree Drive Suite 300 Scottsdale, Arizona 85260

Meritage Holdings, L.L.C.	Texas	42-1732552	8800 E. Raintree Drive Suite 300 Scottsdale, Arizona 85260

Meritage Homes Construction, Inc.	Arizona	86-1028847	8800 E. Raintree Drive Suite 300 Scottsdale, Arizona 85260

Meritage Homes of Arizona, Inc.	Arizona	86-1028848	8800 E. Raintree Drive Suite 300 Scottsdale, Arizona 85260

Meritage Homes of California, Inc.	California	86-0917765	8800 E. Raintree Drive Suite 300 Scottsdale, Arizona 85260

Meritage Homes of Colorado, Inc.	Arizona	20-1091787	8800 E. Raintree Drive Suite 300 Scottsdale, Arizona 85260

Meritage Homes of Florida, Inc.	Florida	59-1107583	8800 E. Raintree Drive Suite 300 Scottsdale, Arizona 85260

Meritage Homes of Nevada, Inc.	Arizona	43-1976353	8800 E. Raintree Drive Suite 300 Scottsdale, Arizona 85260

Meritage Homes of Texas Holding, Inc.	Arizona	86-0875147	8800 E. Raintree Drive Suite 300 Scottsdale, Arizona 85260

Meritage Homes of Texas Joint Venture Holding Company, LLC	Texas	75-2771799	8800 E. Raintree Drive Suite 300 Scottsdale, Arizona 85260

Meritage Homes of Texas, LLC	Arizona	65-1308131	8800 E. Raintree Drive Suite 300 Scottsdale, Arizona 85260

Meritage Homes Operating Company, LLC	Arizona	65-1308133	8800 E. Raintree Drive Suite 300 Scottsdale, Arizona 85260

Meritage Paseo Crossing, LLC	Arizona	86-1006497	8800 E. Raintree Drive Suite 300 Scottsdale, Arizona 85260

Meritage Paseo Construction, LLC	Arizona	86-0863537	8800 E. Raintree Drive Suite 300 Scottsdale, Arizona 85260

MTH-Cavalier, LLC	Arizona	86-0863537	8800 E. Raintree Drive Suite 300 Scottsdale, Arizona 85260

MTH Golf, LLC	Arizona	56-2379206	8800 E. Raintree Drive Suite 300 Scottsdale, Arizona 85260

WW Project Seller, LLC	Arizona	86-1006497	8800 E. Raintree Drive Suite 300 Scottsdale, Arizona 85260

Meritage Homes of the Carolinas, Inc.	Arizona	27-5411983	8800 E. Raintree Drive Suite 300 Scottsdale, Arizona 85260

Carefree Title Agency, Inc.	Texas	45-3742536	8800 E. Raintree Drive Suite 300 Scottsdale, Arizona 85260

M&M Fort Myers Holdings, LLC	Delaware	26-3996740	8800 E. Raintree Drive Suite 300 Scottsdale, Arizona 85260

Meritage Homes of Florida Realty LLC	Florida	59-1107583	8800 E. Raintree Drive Suite 300 Scottsdale, Arizona 85260

Meritage Homes of South Carolina, Inc.	Arizona	46-5709345	8800 E. Raintree Drive Suite 300 Scottsdale, Arizona 85260

MTH Realty LLC	Arizona	86-1006497	8800 E. Raintree Drive Suite 300 Scottsdale, Arizona 85260

Meritage Homes of Georgia, Inc.	Arizona	47-1171110	8800 E. Raintree Drive Suite 300 Scottsdale, Arizona 85260

MTH GA Realty LLC	Arizona	47-1171110	8800 E. Raintree Drive Suite 300 Scottsdale, Arizona 85260

MTH SC Realty LLC	Arizona	46-5709345	8800 E. Raintree Drive Suite 300 Scottsdale, Arizona 85260

MTH Shelf Co., Inc.	Arizona		8800 E. Raintree Drive Suite 300 Scottsdale, Arizona 85260

MLC Holdings, Inc. dba MLC Land Holdings, Inc.	Arizona	47-1967950	8800 E. Raintree Drive Suite 300 Scottsdale, Arizona 85260

Meritage Homes of Georgia Realty, LLC	Arizona	47-1171110	8800 E. Raintree Drive Suite 300 Scottsdale, Arizona 85260

Meritage Homes of Tennessee, Inc.	Arizona	46-3409691	8800 E. Raintree Drive Suite 300 Scottsdale, Arizona 85260

6.00% Senior Notes due 2025

(Title of the indenture securities)

Item 1. General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Treasury Department

Washington, D.C.

Federal Deposit Insurance Corporation

Washington, D.C.

Federal Reserve Bank of San Francisco

San Francisco, California 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15. Foreign Trustee. Not applicable.

Item 16. List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence for Wells Fargo Bank, National Association, dated January 14, 2015.*

Exhibit 3.	A copy of the Comptroller of the Currency Certification of Fiduciary Powers for Wells Fargo Bank, National Association, dated January 6, 2014.*

Exhibit 4.	Copy of By-laws of the trustee as now in effect.*

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

*	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit to the Filing 305B2 dated March 13, 2015 of file number 333-190926.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles and State of California on the 27th day of March, 2018.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Casey A. Boyle
Casey A. Boyle
Assistant Vice President

EXHIBIT 6

March 27, 2018

Securities and Exchange Commission

Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Casey A. Boyle
Casey A. Boyle
Assistant Vice President